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                                                                   EXHIBIT 99.3

                             PETROLITE CORPORATION
                             STOCK OPTION AGREEMENT
                                 (Non-Qualified)

        AGREEMENT made as of the 11th day of August, 1995, by and between Petrolite Corporation, a Delaware Corporation, 369 Marshall Avenue, St. Louis, Missouri 63119 (hereinafter the "Company") and Paul H. Hatfield, 12444 Powerscourt Drive, Suite 300, St. Louis, Missouri 63131 (hereinafter the "Optionee").

                                  WITNESSETH:

        A. The Company and the Optionee have entered into that certain Management Agreement of even date (the "Management Agreement") pursuant to which Optionee is to render valuable services to the Company.

        B. In consideration for the services to be provided by Optionee pursuant to the Management Agreement the Company desires to grant, and the Optionee desires to receive, an option to purchase shares of the Company's Capital Stock.

        NOW, THEREFORE, it hereby is agreed as follows:

        1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the date of this Agreement (the "Grant Date"), the right and option to purchase up to 36,000 shares of the Company's Capital Stock (the "Optioned Shares") from time to time during the option term at the price of $21.0281 per share (the "Option Price"). The Option Price is 75% of the average of the mid-point between the bid and asked price for a share of the Company's Capital Stock at the close of trading on the first five trading days of August, 1995, as reported by the National Association of Securities Dealers, Inc.

        2. Option Term. The Option shall have a maximum term of five (5) years, measured from the Grant Date and shall accordingly expire at the close of business on August 11, 2000 (the "Expiration Date"), unless terminated sooner as provided in this Agreement.

        3. Option Nontransferable; Exception. The Option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.

        4.  Exercise of Option.

            a. This Agreement is made pursuant to the Management Agreement. Subject to the right of either party to terminate the Management Agreement earlier, the Option granted hereunder shall become exercisable with respect to 1/12 of the shares subject thereto on and after September 29, 1995, and with

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        respect to an additional 1/12 of the shares subject thereto on and after the last business day of each succeeding calendar month; except that, the final 1/12 shall become exercisable on and after August 10, 1996. In the event the Management Agreement is terminated before the Option has become fully exercisable, the Option shall be and remain exercisable only with respect to those shares for which the Option became exercisable before termination of the Management Agreement.

            b. To the extent that it becomes exercisable, the Option may be exercised by Optionee at any time during the Option Term. In the event of the death of the Optionee during the Option Term, the Option may be exercised by his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, within three months, but not later than three months, after the date of the legal qualification of the executors or administrators of his estate, provided diligent efforts are made and such qualification is obtained within a reasonable time after his death. Notwithstanding anything in this Agreement to the contrary, the Option granted to Optionee shall in no event be exercisable after the Expiration Date.

        5.  Adjustments in Option Shares.

            a. In the event any change is made to the Capital Stock issuable hereunder by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Capital Stock as a class without receipt of consideration, the appropriate adjustments will be made to (1) the total number of Optioned Shares subject to this Option and/or (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            b. If the Company is the surviving entity in any merger or other business combination, then this Option, if outstanding immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to the Optionee on the consummation of such merger or business combination if the Option were exercised immediately prior to such merger or business combination, and appropriate adjustments also shall be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

        6. Right as Shareholder. The Optionee shall not have any of the rights of a shareholder with respect to the Optioned Shares until the Optionee shall have exercised the Option and paid the Option Price.


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        7.   Manner of Exercising Option.

             a. In order to exercise the Option with respect to all or any part of the Optioned shares for which the Option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator heir or legatee, as the case may be) must take the following actions:

                 (i) Execute and deliver written notice of such exercise to the Company;

                 (ii) Pay the aggregate Option Price for the purchased shares in cash;

                 (iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option, other than the Optionee, have the right to exercise the Option.

             b. The Option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the notice when the notice shall have been delivered to the Company as provided herein. Payment of the Option Price shall become due immediately and shall accompany the notice. As soon as practical thereafter, the Company shall mail or deliver to Optionee, or to the other person or persons exercising this Option, a certificate or certificates representing the Optioned Shares so purchased and paid for, with any appropriate legends affixed thereto.

             c. In no event may this Option be exercised for any fractional shares.

        8.   Compliance with Laws and Regulations.

             a. The exercise of this Option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange or trading system on which shares of the Company's Capital Stock may be listed at the time of such exercise and issuance.

             b. In connection with the exercise of this Option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

             c. Optionee is familiar with the Company and has obtained such financial and other information concerning the



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        Company as Optionee deems necessary to make an informed decision regarding any exercise of the Option granted herein.

            d. Any shares acquired hereunder shall be acquired for Optionee's own account without a view to the distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder.

        9. Restrictions on Transfers of Optioned Shares. Optionee understands and agrees that, unless and until the Optioned Shares are registered under the Securities Act, the Optionee will not offer, sell or otherwise dispose of all or any part of the Optioned Shares to any person unless, in the opinion of counsel satisfactory to Petrolite, an exemption from such registration requirements is available. Optionee further agrees that a legend to the foregoing effect may be placed upon any certificate or other documents issued representing the Optioned Shares, and the records of Petrolite may be marked to indicate the restrictions on transfer. On the written request of the Optionee, Petrolite will remove the legend from the certificate or other documents issued representing the Optioned Shares if, in the opinion of Petrolite's securities counsel, the shares may be transferred freely without registration.

        10. Right to Registration.

            a. The Optionee, upon written request at any time from the Grant Date through the Expiration Date, may make one demand requesting that the Company use its reasonable best efforts to effect the registration under the Securities Act of all or part of the Optioned Shares then held by the Optionee. Registration requested pursuant to this Section 10 shall be effected by the filing of a registration statement on the appropriate registration form, as determined by the Company.

            b. In connection with its obligations hereunder, the Company shall file such prospectuses, exhibits, undertakings, and other certificates and instruments with the Securities and Exchange Commission (the "SEC") as may be requested or required by the SEC or its staff, and shall file such pre-effective amendments to its registration statement as may be required to obtain the declaration of effectiveness. The Company shall have the right to postpone for up to six months any registration hereunder if, in the good faith opinion of the Company, such registration would interfere with any material transaction then being pursued by the Company or otherwise would adversely affect the Company in any material way. Anything herein to the contrary notwithstanding, the Company shall not be required to file any registration statement hereunder if, in the opinion of the Company's counsel, the Optioned Shares proposed to be registered may be sold freely without such registration.





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                c.  All costs and expenses of every kind relating to or arising from the preparation and filling of a registration statement, amendments, supplements, prospectuses, exhibits, undertakings and other documents shall be paid by the Company; provided, however, that the Company shall not be required to pay the fees and expenses of counsel for the Optionee or any underwriting discounts, commission or transfer taxes.

                d. Before the effective date of the registration statement specified herein, the Company and the Optionee shall enter into an agreement providing for a reciprocal indemnification against any losses, claims, damages or liabilities to which the Optionee or the Company may become subject under the Securities Act or otherwise, in the form of the reciprocal indemnification provisions with respect to materials provided by them, respectively, for inclusion in the type of statement that customarily appears in underwriting agreements used by reputable investment bankers.

        11. Company's Right to Repurchase. Notwithstanding the foregoing, upon the written request of the Optionee requesting that the Company effect the registration under the Securities Act of all or part of the Optioned Shares, the Company may, in lieu of using its best efforts to effect the registration of such Optioned Shares under the Securities Act, repurchase all or any portion of the Optioned Shares to be so registered at the current market value of the Optioned Shares, which shall be determined by using the average of the daily average of the bid and asked price for a share of the Company's Capital Stock at the close of trading on the twenty (20) days immediately following the date of such request for registration, as reported by the National Association of Securities Dealers, Inc. If the Company elects to repurchase all or a portion of the Optioned Shares, the Company shall pay cash for such Optioned Shares to be repurchased within twenty (20) business days after notice to the Optionee of the Company's election to repurchase such Optioned Shares, which election shall be made within twenty (20) days after receipt by the Company of the Optionee's written request.

        12. Successors and Assigns. Except to the extent otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee and the successors and assigns of the Company.

        13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of its Secretary at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above. All notices shall be deemed to have been given or delivered upon personal delivery or upon depositing in the




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U.S. mail, postage prepaid and properly addressed to the party to be notified.

        14. Applicable Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Missouri.

        15. Nonstatutory Stock Option. The Option is intended not to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and shall be so construed.

        16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer, and Optionee also has executed this Agreement in duplicate, all as of the day and year indicated above.


            Company:            PETROLITE CORPORATION


                             By:          /s/ WILLIAM E. NASSER
                                -----------------------------------------------
                                (Signature)

                                Chairman, President and Chief Executive Officer
                                -----------------------------------------------
                                (Title)


            Optionee:           PAUL H. HATFIELD


                                            /s/ PAUL H. HATFIELD
                                -----------------------------------------------
                                (Signature)



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                             TERMINATION AGREEMENT


         This Termination Agreement entered into as of the 20th day of November, 1995, by and between Petrolite Corporation, a Delaware Corporation, 369 Marshall Avenue, St. Louis, Missouri 63119 (the "Company"), and Paul H. Hatfield, 12444 Powerscourt Drive, Suite 300, St. Louis, Missouri 63131 ("Mr. Hatfield").

                                  WITNESSETH:

         WHEREAS, the Company and Mr. Hatfield entered into that certain Management Agreement dated as of the 11th day of August, 1995 pursuant to which the Company engaged the services of Mr. Hatfield (the "Management Agreement"), a copy of which is attached hereto as Exhibit A; and

         WHEREAS, pursuant to the Management Agreement, the Company and Mr. Hatfield entered into that certain Stock Option Agreement dated as of the 11th day of August pursuant to which the Company granted, and Mr. Hatfield received, an option to purchase shares of the Company's Capital Stock (the "Stock Option Agreement"), a copy of which is attached hereto as Exhibit B; and

         WHEREAS, Mr. Hatfield has become an employee of the Company and, therefore, Mr. Hatfield and the Company mutually desire to terminate both the Management Agreement and the Stock Option Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

         1. The Management Agreement is terminated effective November 20, 1995. Each of the parties releases and forever discharges the other from any and all agreements, undertakings, obligations, duties, demands and/or claims arising out of or in connection with the Management Agreement and the parties' performance or lack of performance thereof; except that, neither party shall be relieved of its liabilities or obligations arising from or incident to services performed by Manager prior to November 20, 1995.

         2.      The Stock Option Agreement is terminated effective November
20, 1995.  The option granted under the Stock Option
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Agreement became exercisable with respect to 6,000 shares prior to  termination of the Stock Option Agreement and, accordingly, the option shall be and remain exercisable according to the terms of the Stock Option Agreement only with respect to said 6,000 shares, subject to adjustment as provided in the Stock Option Agreement.

         3. This Termination Agreement and all matters pertaining hereto or arising herefrom shall be governed and determined by the laws of the State of Missouri.

         4. This Termination Agreement supersedes all prior negotiations, understandings and agreements between the parties regarding the subject matter hereof and constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof. No alterations, modifications or changes to this Agreement shall be effective unless the same are in writing and executed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date shown above.


               Company:                 PETROLITE CORPORATION



                                   By: /s/ Paul F. Cornelsen
                                      ---------------------------------------
                                      (Signature)

                                       Chairman of the Compensation Committee
                                      ---------------------------------------
                                      (Title)




               Manager:                 PAUL H. HATFIELD



                                   By: /s/ Paul H. Hatfield
                                      ----------------------------------------
                                       (Signature)

                                       Chairman, President and
                                       Chief Executive Officer
                                       ---------------------------------------
                                       (Title)





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